Exhibit 10.4

INTELLECTUAL PROPERTY LICENSING AND ROYALTY AGREEMENT

This INTELLECTUAL PROPERTY LICENSE AND ROYALTY AGREEMENT (this “Agreement”), dated as of June __, 2023 (the “Effective Date”), is entered into by and between James W. Korth an individual residing at 4022 S Douglas Road, Miami, FL 33133 (the “Licensor”) and Korth Direct Mortgage Inc. (“Licensee”), a corporation organized under the laws of Florida with a principal business address of 135 San Lorenzo Avenue, Suite 600, Coral Gables, FL 33146.

A.	James W. Korth founded J. W. Korth & Company Limited Partnership in 1982 (“J.W. Korth & Co.”).
B.	Mr. Korth has developed certain intellectual property rights that Licensor wishes to license on the terms set forth herein.
C.	Mr. Korth has provided many years of guidance and service to the Licensee and the Parties desire to acquire an exclusive worldwide perpetual license to the Intellectual Property and any residual rights and claims that Mr. Korth may have to the same based on the terms set forth herein.
D.	The Parties have determined that pursuant to Section 7 of the Purchase Agreement between J.W. Korth & Co. and Licensee dated July 31, 2020 as amended form time to time, there are residual interests including Intellectual Property rights that exist which were not covered by that Purchase Agreement, and that they should be covered by this Agreement.
E.	Accordingly the Parties desire to memorialize the acquisition of this Intellectual Property under the following terms and conditions.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, Licensor and Licensee agree as follows:

Article I. Grant and Scope of License.

1.
1.1.	Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee and its subsidiaries, affiliates and assigns an exclusive, irrevocable, worldwide, perpetual right and license to use, sublicense, exploit and create derivative works of the Intellectual Property (the “License”).

Article 2. Consideration

2.
2.1.	The Parties hereby agree and acknowledge that in consideration for the License and the rights granted by Licensor to Licensee under this Agreement, Licensee shall pay to Licensor such Royalty Payments in such a manner as set forth in Appendix 2.1 to this Agreement.
2.2.	Unless otherwise agreed between the Parties, the Royalty Payment specified in section 2.1 above, shall be made in United States Dollars and Licensee shall bear all banking costs and fees incurred in paying such Royalty Payment. Overdue payments hereunder shall be subject to a late payment charge calculated at an annual rate of LIBOR plus 3% during the delinquency.
2.3.	If Licensee is required under any applicable law to withhold any taxes or similar charges on the Royalty Payment, Licensee shall withhold, and shall pay over to the appropriate government authorities, all such taxes and other charges, as required by law.

Article 3. Intellectual Property Rights

3.
3.1.	Licensee hereby acknowledges that Licensor owns all rights, title and interest in and to the Intellectual Property and Confidential Information licensed to Licensee hereunder and Licensee shall acquire no rights whatsoever in or to any of the Intellectual Property, or any modifications, iterations, compilations or derivative work created by Licensee which are based upon or related to the Intellectual Property (all of which shall be deemed “works for hire” under U.S. copyright law, or of not works for hire, shall be assigned in their entirety to Licensor), nor shall Licensee be entitled for any remuneration for its maintenance of the Intellectual Property during the Term of this License, except as expressly authorized herein.

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3.2.	Licensor shall hold legal title to all intellectual property rights embodied in or relating to the Intellectual Property. As owner of legal title to such intellectual property rights, Licensor shall have the right, and shall be responsible for: (i) filing all applications and obtaining and maintaining all registrations, for such intellectual property rights, and (ii) taking all other actions necessary or appropriate to perfect and maintain such intellectual property rights throughout the world.

3.3.	Licensee may to initiate, control and/or defend any action, suit or litigation for or relating to the infringement of the Intellectual Property and Licensor is entitled to retain all proceeds of any monetary amount actually paid by the infringing Party as a result of a settlement or final judgment being awarded in such action, suit or litigation.

Article IV. Confidentiality

4.
4.1.	Licensor and Licensee agree to keep secret and not to communicate during the term of this Agreement to third parties any Confidential Information of any Party or any Confidential Information which one of the Parties may gain about the business of the other, including information on the terms and conditions of this Agreement.

4.2.	Each Party will take all reasonable precautions to prevent disclosure of the other Party’s Confidential Information to third parties not only during the period in which this Agreement is valid, but also after the termination of this Agreement. Each Party agrees to protect the other Party’s Confidential Information with the same degree of care used to protect its own Confidential Information of like sensitivity, but in any event no less than a reasonable degree of care.

4.3.	A Party may hand over another Party’s Confidential Information to third parties only after the express written approval of such other Party has been obtained, provided each third party has executed a written confidentiality agreement protecting such Confidential Information containing terms at least as restrictive as those in this Agreement.

4.4.	Any Confidential Information disclosed, furnished to or acquired by Licensee or its employees under this Agreement, or in contemplation of this Agreement shall remain property of Licensor. All copies of such Confidential Information in written, graphic, electronic or other tangible form shall be returned to Licensor at Licensee’s expense. A Party’s Confidential Information shall be used only in the performance of the obligations under this Agreement and may not be used for other purposes except as agreed in writing.

4.5.	The foregoing shall not apply, or shall cease to apply to Confidential Information: (i) if it was already known to the receiving Party at the time of disclosure; (ii) or came to the public domain without fault, negligence or breach of confidence of the receiving Party and without any reliance on the Confidential Information as evidenced by written records of the receiving Party; or (iii) if it was approved for release by an authorized representative of the disclosing Party or is required to be disclosed pursuant to any statutory or regulatory provision or court order, provided that the receiving Party shall provide the disclosing Party with enough notice so that the disclosing Party can seek a protective order or other safeguard, and provided that the receiving Party shall have the burden of establish any of the above listed exceptions.

4.6.	In relation specifically to the trade secrets that are part of the Intellectual Property, Licensee: (i) shall not use the trade secrets in any other business except in furtherance of the Business in a manner consistent with the License and this Agreement; (ii) shall maintain the absolute confidentiality of the trade secrets in perpetuity; (iii) shall not make any unauthorized copies of any portion of the trade secrets; (iv) shall adopt and implement all reasonable procedures to prevent unauthorized use or disclosure of such trade secrets, and in no event shall such procedures be less than those that Licensee takes with respect to its own trade secrets. Licensee shall enforce the obligations set forth in the preceding sentence as to its employees, agents and representatives, as well as any permitted sub-licensees.

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Article V. Limitation of Liability.

5.
5.1.	IN NO EVENT WILL LICENSOR BE LIABLE FOR ANY INDIRECT DAMAGES, PUNITIVE DAMAGES, SPECIAL DAMAGES, INCIDENTIAL DAMAGES, CONSEQUENTIAL DAMAGES, LOSS OF PROFITS, LOSS OF REVENUES, OR LOSS OF USE, EVEN IF INFORMED OF THE POSSIBLIY OF SUCH DAMAGES. EXCEPT FOR LIABILITY OF ANY PARTY FOR DAMAGES ARISING OUT OF OR RELATING INFRINGEMENT OF THE INTELLECTUAL PROPRETY OR A BREACH OF THE CONFIDENTIALITY PROVISIONS OF THIS AGREEMENT (INCLUDING WITHOUT LIMITATION THOSE PERTAINING TO THE TRADE SECRETS OF LICENSOR), LICENSORS GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, OR PERSONAL INJURY OR TANGIBLE PROPERTY DAMAGE CAUSED BY LICENSOR. NEITHER PARTY SHALL BE LIABLE FOR DIRECT DAMAGES IN EXCESS OF THE AMOUNTS PAID BY LICENSEE TO THE LICENSOR PURSUANT TO THIS AGREEMENT. THESE LIMITS WILL APPLY THE EXTENT PERMITTED BY APPLICABLE LAW, AND REGARDLESS OF WHETHER LIABILITY ARISES FROM BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE), BY OPERATION OF LAW OR OTHERWISE.

Article VI. Term and Termination; Change of Control.

6.
6.1.	Unless earlier terminated, this Agreement shall be for a term of one (1) year from the Effective Date (the “Term”), and automatically renew for successive one (1) year periods.

6.2.	This Agreement may be terminated only by the mutual agreement of both Parties.

6.3.	If a Party hereto (the “Breaching Party”) commits a material breach or default of any of its obligations under this Agreement, the other Parties hereto (the “Non-Breaching Party”) may give the Breaching Party written notice of such breach or default and demand that such breach or default be cured immediately. If the Breaching Party fails to cure such breach or default within thirty (30) days after the date of the Non-Breach Party’s written notice hereunder, the Non-Breaching Party may terminate this Agreement immediately upon giving written notice of the same to the Breaching Party. Termination under this provision is in addition to any other remedies available to the Non-Breaching Party at law or in equity.

6.4.	This Agreement may be terminated by the Licensor immediately upon Licensee’s being subject to any bankruptcy, voluntary or involuntary dissolution, declaration of insolvency, an assignment for the benefit of creditors, a change in Control, if Licensee suffers the appointment of a receiver over all or part of its assets or is subject to any similar proceeding. Termination under this provision shall be effective immediately upon the giving of notice.

Article VII. Representations and Warranties of Licensee.

7.
7.1.	In connection with the License being granted hereunder, Licensee hereby represents and warrants to Licensor that:

7.1.1.	Licensee is a duly incorporated and subsisting corporate entity under the laws of its jurisdiction of incorporation or creation and has all necessary power, authority and capacity to enter into and perform its obligations under this Agreement;

7.1.2.	the execution, delivery and performance by Licensee of this Agreement have been duly authorized by all necessary corporate action or other action required by law or by contract on the part of Licensee; and

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7.1.3.	this Agreement has been duly executed and delivered by, and constitutes a legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms.

Article VIII. Representations and Warranties of Licensor.

8.
8.1.	In connection with the License being granted hereunder, Licensor hereby represents and warrants to Licensee that:

8.1.1.	Licensor is the owner of the Intellectual Property and has the right to grant this License;

8.1.2.	No Person has any contract or right or privilege that would prevent, or that would be breached or violated by, the execution or delivery of the license being granted hereunder to Licensee;

8.1.3.	The execution, delivery and performance by Licensor of this Agreement has been duly authorized by all necessary corporate action or other action required by law or by contract on the part of the Licensor; and

8.1.4.	This Agreement has been duly executed and delivered by, and constitutes a legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms.

Article IX. General Provisions

9.
9.1.	Recitals. The recitals set forth above are true and correct and are hereby incorporated by references as if fully set forth herein.

9.2.	Severability. Should any provision of this Agreement be or become invalid, ineffective or unenforceable, the remaining provisions of this Agreement shall be valid. The Parties agree to use their best efforts in good faith to replace the invalid, ineffective, or unenforceable provision by a valid, effective and enforceable provision which economically best meets the intention of the Parties.

9.3.	Waiver. No consent to, waiver, or discharge under release (each, a “Waiver”) of any provision of or breach under this Agreement shall be valid or effective unless in writing and signed by the Party giving such Waiver, and no specific Waiver shall constitute a Waiver with respect to any other provision or breach, whether or not of similar nature. Failure on the part of any Party hereto to insist in any instance upon strict, complete and timely performance by another Party hereto of any provision of or obligation under this Agreement shall not constitute a Waiver by such Party of any of its rights under this Agreement or otherwise.

9.4.	Injunctive Relief. Licensee acknowledges that the disclosure of any Confidential Information or the breach of any obligation of this Agreement will give rise to irreparable injury to the Licensor, inadequately compensable in damages. Accordingly, Licensor may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings in any court having jurisdiction over such matter in addition to any other legal remedies which may be available.

9.5.	Governing Law, Jurisdiction. All questions concerning this Agreement, the rights and obligations of the Parties hereunder, the enforcement thereof, and the validity, effect, interpretation and construction thereof, shall be governed by and determined under the laws of Florida, U.S.A. without regard to conflict of laws principles, except that any questions regarding registration or enforceability governed by the patent and trademark statutes of any relevant jurisdiction shall be governed by and determined under such statutes. Any dispute arising out of or relating to this Agreement, including the breach, termination or validity thereof, will be finally resolved by a panel of three arbitrators in accordance with the Rules for Arbitration of the International Chamber of Commerce. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration will be Miami, Florida, U.S.A. The language of the arbitration will be English. Any award will be payable in the currency of this Agreement. Any Party may apply to the arbitrators seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Any Party also may, without waiving any remedy under this Agreement, seek from any United States court having jurisdiction any interim or provisional relief, including without limitation, the injunctive relief described in section 11.5, that is necessary to protect the rights or property of that Party, pending the arbitrators' determination of the merits of the controversy.

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9.6.	Headings. The captions at the heading of each article or section of this Agreement are for convenience of reference only and are not to be deemed a part of the Agreement itself.

9.7.	Entire Agreement, Counterparts. This Agreement, including the appendices attached hereto and any other agreements and documents referenced herein or contemplated hereby, constitutes the entire agreement and understanding of the Parties hereto with respect to the matters set forth herein, and all prior negotiations, understandings, drafts, writings and agreements relating to the subject matter of this Agreement are encompassed herein and are superseded and canceled by this Agreement. This Agreement may not be modified except in writing, signed by all of the Parties hereto. This Agreement may be executed and delivered in one or more counterparts, each of which shall be deemed an original, and all of which shall be deemed to constitute one and the same agreement.

9.8.	Assignment. This Agreement is binding on the Parties and their respective assigns, heirs and successors in interest.

9.9.	Notices. All notices and other communications required or permitted hereunder will be given in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or one (1) business day after having been dispatched by a nationally recognized overnight courier service for next business day delivery to the appropriate Party at the address specified below:

To LICENSOR:

James W. Korth

4022 S Douglas Road

Miami, Florida 33133

To LICENSEE:

Korth Direct Mortgage Inc.

135 San Lorenzo Avenue, Suite 600

Coral Gables, FL 33146

Article X. Definitions.

10.
10.1.	“Affiliate” means Licensor or Licensee and any legal entity in which Licensor or Licensee owns, directly or indirectly, an equity interest of more than twenty-five percent (25%).

10.2.	“Confidential Information” shall mean any information, trade secrets, requirements, notes, drawings, sketches, designs, models, software, samples, tools, test results, error data, computer or other apparatus, programs, technical, scientific, or business information or data, and similar intellectual property, written or otherwise, owned or controlled by a Party and which is considered by the owning Party to be proprietary or confidential.

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10.3.	“Control” and all correlative forms of such word as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting interests or securities or by contract or otherwise.

10.4.	“Intellectual Property” shall mean to the extent not created as a work for hire for Licensee or any of its affiliates or subsidiaries, any and all intellectual property rights, proprietary rights, procedures, processes, inventions, discoveries, know-how, patents (including patent applications pending before any relevant authority worldwide), copyrights (and other rights of authorship), trade secrets, software, computer programs (in source code and object code form), algorithms, flow charts, formulae, enhancements, updates, modifications, translations, adaptions, information, specifications, confidential technology information, process technology, manufacturing requirements, quality control standards, designs and design rights, supply chain information, documentation (including user manuals and training materials), and any other resource, capability or right created during the Licensor’s work with the License, or related to or used for the business of the Licensee and its subsidiaries and affiliates , that are in existence on or before the Effective Date or created after the date first written above but before the expiration or earlier termination of this Agreement including, but not limited to, analytic tools, research, data collection tools, question sets, benchmark database, compiled benchmark data, calculated metrics and formulae, and process definitions.

10.5.	“Party” means each of Licensor and Licensee.

10.6.	“Parties” means Licensor and Licensee collectively.

10.7.	“Person” means an individual, sole proprietorship, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, bank, trust company, land trust, business trust or other organization, or a government body.

IN WITNESS WHEREOF, Licensee has caused this Agreement to be duly executed and its corporate seal to be affixed hereto and Licensor have caused this Agreement to be duly executed as of the Effective Date.

LICENSOR

By:	/s/ James W. Korth
James W. Korth

LICENSEE

Korth Direct Mortgage Inc.

By:	/s/ Holly MacDonald-Korth
Holly MacDonald-Korth
CEO

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SCHEDULE 2.1

ROYALTY PAYMENTS

During the Term of the Agreement, Licensee shall pay to Licensor as compensation for License the royalty fee (the “Royalty Fee”) subject to the following caps and adjustments:

1.	Fee Calculation. The Royalty Fee shall be a minimum of $500,000 (the "Base Fee”) or 5% of the total revenue of Korth Direct Mortgage Inc. and its subsidiaries (the “Company”) as reported in the consolidated financials published in its 10-K filings, whichever is greater. Any amounts in excess of the Base Fee, subject to the Cap (defined below), shall be calculated and paid within 14 days of the filing of the Company’s 10-K. Should the company not file a 10k. The fee shall be calculated and adjusted on April 1 of each year based on the financial statements ending the previous fiscal year.
2.	Fee Payments. The payment of the Base Fee shall be made in 12 equal installments on the 15th of each calendar month.
3.	Fee Cap. Notwithstanding anything set forth in Section 1 above, the Royalty Fee shall under no circumstances exceed the greater of $1,000,000 or 1% of the total revenues of the Company as reported in the consolidated financials published in its 10-K filings (the “Cap”).
4.	Adjustments to the Royalty Fee. The amount of the Base Fee and the $1,000,000 Cap amount shall be adjusted annually for changes in the Consumer Price Index at the time of the filing of the Company’s 10-K.

Intellectual Property License and Royalty Agreement